Exhibit 99.1

Page 1 of 4

Aimmune Therapeutics Announces $145 Million Equity Investment by

Nestlé Health Science, Demonstrating Shared Commitment to

Advancing Food Allergy Therapeutics

— Nestlé Health Science to Make Investment through the Purchase of Nearly 7.6 Million

Shares of Aimmune Stock at $19.20 per Share —

— Companies Enter into Strategic Collaboration Agreement Designed to Enable the Successful Development and Commercialization of Innovative Food Allergy Therapies —

— Nestlé Health Science CEO Greg Behar Will Join Aimmune Board of Directors —

— Aimmune Retains All Current and Future CODIT™ Pipeline Assets —

— Aimmune Management to Host Conference Call Today at 8 a.m. ET / 5 a.m. PT —

BRISBANE, California, November 4, 2016 — Aimmune Therapeutics, Inc. (Nasdaq:AIMT), a biopharmaceutical company developing CODIT™ (Characterized Oral Desensitization ImmunoTherapy), an approach to treating life-threatening food allergies, today announced that Nestlé Health Science will make a $145.0 million equity investment in Aimmune. Aimmune and Nestlé Health Science also entered into a strategic collaboration agreement designed to enable the successful development and commercialization of innovative food allergy therapies. Aimmune will retain all current and future pipeline assets developed with the CODIT approach, including AR101, the company’s investigational oral biologic desensitization therapy for peanut allergy, which is currently in Phase 3 clinical development.

“We are extremely pleased that Nestlé Health Science, a global leader in food allergy management, is making this investment in Aimmune, as it reflects our shared commitment to reducing the risk and burden of food allergies affecting millions of people worldwide,” said Aimmune CEO Stephen Dilly, M.B.B.S., Ph.D. “This significant investment will put us in a strong cash position of more than $300 million and enables important additional pipeline advancement activities beyond AR101 for peanut allergy.

“Nestlé Health Science is an ideal partner that brings a shared vision, global scale and complementary capabilities to this collaboration, making the whole more than the sum of the parts,” continued Dr. Dilly. “We are excited to have Nestlé Health Science alongside as we pursue our development plans and seek to realize the full promise of our CODIT approach by addressing the important questions in food allergy around optimizing treatments, achieving sustained unresponsiveness, and exploring the science around tolerance.”

Greg Behar, CEO of Nestlé Health Science, who will join the Aimmune Board, stated: “Food allergies have a huge personal impact and are a health economic burden. Nestlé Health Science is investing and innovating to change the approach to food allergy management, with integrated approaches from diagnostics (Dx) to nutrition solutions (Nx) and now biologics (Rx), where Aimmune’s proprietary approach has transformational potential in the lives of patients and families.”

Upon closing of the equity investment, Aimmune will receive a payment of $145.0 million in connection with Nestlé Health Science’s purchase of 7,552,084 newly issued shares of Aimmune’s common stock at $19.20 per share, which corresponds to a 15 percent stake after the completion of the transaction. The investment and the collaboration do not include any development milestones, product marketing rights or royalties.

The investment launches a two-year strategic collaboration between Nestlé Health Science and Aimmune, the terms of which enable the parties to engage on Aimmune’s current and future oral immunotherapy development programs through a newly established pipeline forum. Nestlé Health Science will provide ongoing scientific, regulatory, and commercial expertise and advice to Aimmune through the pipeline forum. Any information disclosed in the collaboration will remain the confidential information of Aimmune, and any new ideas or inventions that arise that relate to Aimmune products will be the solely owned intellectual property of Aimmune. If Aimmune elects to seek a partner or collaborator for one of its oral immunotherapy development programs during the two-year term of the collaboration, Nestlé Health Science will have a three-month period to negotiate exclusively with Aimmune.

This transaction has been approved by the boards of directors of both companies. The companies expect to close the equity investment by the end of 2016, subject to the expiration or termination of applicable waiting periods under all applicable antitrust laws and satisfaction of other usual and customary closing conditions.

Conference Call and Webcast Information

Aimmune will host a conference call and live audio webcast Friday, November 4, 2016, at 8 a.m. ET / 5 a.m. PT to discuss the announced Nestlé Health Science investment and collaboration. The conference call will be accessible via the company’s website at www.aimmune.com on the Events page under Investor Relations. Please connect to the company’s website at least 15 minutes prior to the start of the conference call to ensure adequate time for any software download that may be required to listen to the webcast. Alternatively, participants may dial 1-877-497-1438 (domestic) or 1-262-558-6296 (international) and refer to conference ID 14236792. An archived copy of the webcast will be available on the company’s website for at least 30 days after the conference call. Alternatively, a replay of the call can be accessed by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and referring to conference ID 14236792. The replay of the call will be available for approximately two business days following the live call.

About Aimmune Therapeutics

Aimmune Therapeutics, Inc., is a clinical-stage biopharmaceutical company developing treatments for life-threatening food allergies. The company’s Characterized Oral Desensitization ImmunoTherapy (CODIT™) approach is intended to achieve meaningful levels of protection by desensitizing patients with defined, precise amounts of key allergens. Aimmune’s first investigational product using CODIT™, AR101 for the treatment of peanut allergy, has received the FDA’s Breakthrough Therapy Designation for the desensitization of peanut-allergic patients 4-17 years of age and is currently being evaluated in Phase 3 clinical trials in ages 4-55. AR101 is a characterized, regulated, oral biological drug product containing the protein profile found in peanuts. For more information, please see www.aimmune.com.

About Nestlé Health Science

Nestlé Health Science, a wholly-owned subsidiary of Nestlé, is a health-science company engaged in advancing the role of nutritional therapy to change the course of health for consumers, patients and its partners in healthcare. Nestlé Health Science’s portfolio of nutrition solutions, diagnostics, devices and drugs, targets a number of health areas, such as inborn errors of metabolism, pediatric and acute care, obesity care, healthy aging as well as gastrointestinal and brain health. Through investing in innovation and leveraging leading edge science, Nestlé Health Science employs around 3,000 people worldwide and is headquartered in Epalinges (near Lausanne), Switzerland. For more information, please visit: www.nestlehealthscience.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Aimmune’s expectations that the $145.0 million equity financing from Nestlé Health Science will close in 2016; Aimmune’s expectations that its cash position after the closing of the equity financing from Nestlé Health Science will be more than $300 million; Aimmune’s expectations that Greg Behar will join Aimmune’s Board of Directors after the closing of the financing from Nestlé Health Science; Aimmune’s expectations that the additional cash received from the equity financing will enable it to conduct additional pipeline advancement activities; Aimmune’s expectations that the collaboration with Nestlé Health Science will help enable the successful development and commercialization of innovative food allergy therapies; and Aimmune’s expectations regarding potential applications of the CODIT™ approach to treating life-threatening food allergies. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the expectation that Aimmune will need additional funds to finance its operations; the company’s ability to initiate and/or complete clinical trials; the unpredictability of the regulatory process; the possibility that Aimmune’s clinical trials will not be successful; Aimmune’s dependence on the success of AR101; the company’s reliance on third parties for the manufacture of the company’s product candidates; possible regulatory developments in the United States and foreign countries; and the company’s ability to attract and retain senior management personnel. These and other risks and uncertainties are described more fully in Aimmune’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aimmune undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

This press release concerns a product that is under clinical investigation and that has not yet been approved for marketing by the U.S. Food and Drug Administration (FDA) or the European Medicines Agency (EMA). It is currently limited to investigational use, and no representation is made as to its safety or effectiveness for the purposes for which it is being investigated.

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Contacts:

Investors

Laura Hansen, Ph.D.

(650) 396-3814

lhansen@aimmune.com

Media

Alison Marquiss

(650) 376-5583

amarquiss@aimmune.com

Stephanie Yao

(650) 351-6479

syao@aimmune.comm